Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form F-3 and related prospectus of B.O.S Better Online Solutions Ltd. (“BOS”) and to the incorporation by reference therein of our report dated March 29, 2010, with respect to the consolidated financial statements of BOS included in its report on Form 6-K, filed with the Securities and Exchange Commission on March 29, 2010.

/s/ KOST, FORER GABBAY & KASIERER
Tel Aviv Israel	KOST, FORER GABBAY & KASIERER
August 23, 2010	A Member of Ernst & Young Global